                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12


                             NYMEX HOLDINGS, INC.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
Park Ridge, New Jersey
March 2003

Dear Fellow Shareholder:

NYMEX will be afforded tremendous opportunities and will face challenging issues in the very near future unlike any other time in the Exchange's history. I am seeking re-election as an Equity Holder candidate to the Board of Directors because I want to continue to participate in Exchange growth and to enhance and protect the interests of the shareholders. I have been one of your Equity Holder representatives on the Board for the past two years. It is my desire to confront and fulfill many of the serious issues that I have faced during the past two years on the Board.

I am particularly pleased to have been on the committee to recommend to the Board the first dividend paid to NYMEX shareholders. I believe that floor trading will remain the bedrock of Exchange trading while electronic and OTC will continue to be an important addition to exchange activities. I am concerned, as are other NYMEX shareholders, about the challenges in the development of OTC and competition with electronic exchanges such as the Intercontinental Exchange (ICE). There is no doubt in my mind that we will prevail. I am proud of NYMEX and the professionalism of the NYMEX staff.

I have been a NYMEX member for twenty-five years and a Board member for nine years. I was one of the pioneers in the trading of heating oil futures, the first energy contract. My firm, Faber's Futures, was the first to specialize in the trading of energy futures on an exchange floor. During the 1980's, the Board successfully overcame oil industry pessimism and made marked improvements at our exchange. As a board member, I participated in the effort to maintain the well-being and development at the exchange. The present Board faces new challenges that are just as formidable. Today, as you know, we have evolved into the world's premier energy exchange. In addition, metals are very important to our growth. I am confident that we will continue to maintain our market position and develop new applications while drawing from our established strengths.

My contract with you is that I will continue to focus my energies in enhancing shareholder value. The question that I continuously pose to myself is: "Will this action benefit NYMEX shareholders?" I will faithfully address the interests and requirements of all shareholders in the context of my being an Equity Holder representative.

Sincerely,

Joel Faber

                                WILLIAM WALLACE

     William Wallace (WALZ) is a Senior Vice President of Man Financial, Inc. At Man, Mr. Wallace has been responsible for managing Man's NYMEX floor business for the past eight years and has been a member of the NYMEX since 1998. Man currently employs 60 people on the floor and owns 15 seats. Man has been a supporter of the Exchange since its inception and will continue to make a significant investment of its resources in the NYMEX's products and future initiatives.

     Mr. Wallace began his career in commodities in 1988 as margin clerk at Kidder Peabody Incorporated. At Man, prior to coming to the floor, Mr. Wallace worked in various capacities in the front and back offices. In 1992, Mr. Wallace began his career on the NYMEX floor. His experience will bring to the board ideas for improvement and implementation of best practices based on his first hand, in-depth knowledge of NYMEX floor operations.

     Mr. Wallace understands the duty of all directors to represent the interest of all shareholders. He understands the diversity of the NYMEX membership and is committed to working to maintain the NYMEX's position as the first and best forum for energy trading. Commitment to the open out-cry system, development of new trading products and investments in technology are clearly the NYMEX's means of maintaining this pre-eminence. Mr. Wallace has had personal experience in trading the electricity contract and looks forward to supporting its growth. Additionally, Man Financial recognizes the need for this contract in the energy marketplace and has committed its significant resources to help make the electricity contract one of the NYMEX's premier products.

     Mr. Wallace also recognizes that the NYMEX and the floor community employ hundreds of people. Although these individuals do not have direct representation on the board, Mr Wallace believes that the NYMEX's future growth and profitability, as a closely held organization or a publicly traded company, are dependent on the commitment of these individuals to the NYMEX's vision. He has close working relationships with the entire floor community, is regarded as a leader and is committed to building support among the community for Exchange initiatives.

     Mr. Wallace is a regular contributor to CNN and MSNBC financial news broadcasts. He believes it is his responsibility as a member to enhance the public's awareness of the NYMEX and to communicate to the financial community the importance of the role of the NYMEX in the marketplace.

     Mr. Wallace was born and raised in the Washington Heights section of Manhattan. He graduated from Baruch College in 1993 with a Bachelor of Science degree in Finance and a minor in American history. While at Baruch, Mr. Wallace worked full time at Kidder and Man while completing his degree. He currently resides in New York City and Mattituck, NY with his wife, Karen.

_______________________________________________________________________________


I, William Wallace, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange, Inc., which is held as an ABC agreement with Man Financial.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                            WILLIAM SCHAEFER (IRON)

William Schaefer is the president and partner of S.C.S Commodities Inc. and S.C.S. OTC Corp. S.C.S. Commodities Inc. was established in 1991 and has a presence in all the energy futures and options markets on the NYMEX. S.C.S. OTC has two offices, New York City and Houston, that broker swaps, options, pipeline, and basis OTC deals. S.C.S. Commodities employs over seventy people including seventeen floor brokers.

Mr. Schaefer began his career on the NYMEX as a phone clerk and NYMEX member for Kidder Peabody in 1988. He also held a position as a NYMEX member in charge of floor NYMEX options execution and sales for Shearson Lehman Brothers. As a member of the NYMEX, Mr. Schaefer has been a member of several Exchange committees including floor, settlement options advisory, facilities, floor broker and membership.

Working as a floor broker and trader for over fourteen years, Mr. Schaefer believes he provides a broad viewpoint of futures and options on the exchange and in the OTC market. His day to day activities as president of S.C.S. Commodities Inc. deal with generating customer brokerage business for S.C.S. and managing seventeen S.C.S. brokers who are responsible for executing trades for those customers. "As a floor brokerage firm we (S.C.S. Commodities) deal and communicate with every side of a NYMEX trade (locals, outside customers and other floor brokers)."

Further Mr. Schaefer has working knowledge of the OTC market. The NYMEX has and will continue to grow through the clearing of OTC products. His knowledge of the customers needs in various OTC products will help to generate further growth for the exchange in the NYMEX OTC Markets.

Mr. Schaefer believes NYMEX is an asset that has more potential for growth and development. "We can improve the exchange by further development of technology, new products and management." In addition he states, "there is no reason why we can not remain the dominant trading venue for energy now and in the future."

As a board member, Mr. Schaefer states "I would like to use my experience as a NYMEX member and president of S.C.S. Commodities and OTC to help members and member firms continue to receive considerable returns from the Exchange. I will strive to ensure that these returns are met by making sound business decisions on issues that will increase the Exchange's revenue and growth."

Mr. Schaefer earned his bachelor degree of science from Boston University and a MBA from Seton Hall University. He resides in Rumson, New Jersey, with his wife, Marcey and their children Elizabeth and William.

-------------------------------------------------------------------------------

I, William Schaefer, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                               DAVID D GREENBERG
                                     LOCAL
                                  212-822-7100
                                      DGRE

Dear Fellow Stockholder,

When I was elected in 2000, I knew the new century would bring many dramatic changes for the Exchange. I never thought so many of them would happen during my three-year term. From the long and eagerly anticipated (demutualization), to the unexpected Enron's bankruptcy, to the tragedy of September 11th, the business operations of the Exchange have remained a reliable constant. I am very grateful for the opportunity the members have given me to be part of the management team that successfully met the greatest challenges in our history. I am even prouder that we managed to achieve record volumes, seat prices and profitability as the world around us shifted.

I can serve as a bridge between the knowledge and affinity for this business of the generation which built this Exchange and the technological familiarity and global perspective we will need from the next generation in order to perpetuate that success. I trade on the Exchange floor everyday and understand the needs of today's traders. I was recently appointed to the Corporate Governance Working Group to guarantee that the floor community has a voice at that level. I am also using the expertise I have gained as president of Sterling Commodities to assist the president and chairman directly with the issues involved in running the Exchange as a corporation. I know what it means to make decisions that can affect many lives.

I hope that no board of this Exchange will ever again face some of the issues that occurred during my tenure, but we have all learned that nothing can be taken for granted. The next few years will be crucial to the future of the Exchange. We need as many board members as possible who have already demonstrated their ability to perform under pressure and understand the complex issues facing the Exchange. Even more importantly, we need individuals with the energy, stamina, and leadership qualities to remain one step ahead of the competition and provide us with the vision that will enable us to remain the world's foremost energy and metals marketplace.

Thank you for your support.

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I, David Greenberg am the beneficial owner of one share of common stock of
NYMEX Holdings, Inc. and one Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings's SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                              MICHAEL F. CARDELFE

                                 TRADE CATEGORY


Michael Cardelfe has been a respected and active member of the New York Mercantile Exchange since 1989. He is the founder and sole owner of Arb Oil, Inc., one of the largest and most respected independent floor brokerage companies on the Exchange today. Arb Oil currently has 25 employees, 7 active members, owns 2 seats and leases 5 seats.

Mr. Cardelfe began his career on the New York Mercantile Exchange in 1983 as a clerk for Gerald Commodities. In 1985, he joined Merrill Lynch's start-up floor operation where he worked until 1987 when he left to start Arb Oil, Inc. He is a committed and active participant on the Exchange and an active member of both the Facilities and the Arbitration Committees.

A graduate of Monmouth University, Mr. Cardelfe has a B.A. in elementary education with an emphasis on U.S. history. He is a sponsor of several children's programs including the Downtown Little League and the East Harlem Little League programs. He has raised funds for various educational programs and contributes a great deal to his community.

Mr. Cardelfe is married and has four children. He currently resides in Spring Lake, NJ.
________________________________________________________________________________

I, Michael Cardelfe, am the beneficial owner of 2 shares of common stock of NYMEX Holdings, Inc. and 2 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                              SCOTT HESS ("HESS")

     Scott Hess, a partner in G&H Commodities, has been a member of the Exchange since 1982, a member of the board of directors since 1997, and a member of the executive committee for the past year. He holds a business degree from Montclair State University and a Masters of Business Administration in marketing from Pace University.

     Mr. Hess has been involved in many decisions that have shaped the future of the Exchange. Through his participation in key committees, he has continually voiced his concerns on behalf of the Exchange membership as a whole. He states that the most rewarding aspects of the past six years of board service have been the opportunities to interact with a wide range of segments of the NYMEX community, including equity holders, floor traders, and customers. Mr. Hess has chosen to chair and serve those committees that are most involved with the day-to-day business of the Exchange, despite the high level of work, commitment, and cooperative effort that these committees require. Through his work on the marketing and training and education committees, he has brought the perspective of floor traders to the business community and created a better understanding of the value provided by the Exchange.

     Mr. Hess repeatedly says, "As someone who trades in the ring every day, who handles brokerage business and trades for my own account, and who travels to represent the Exchange, I have a unique appreciation of the needs and problems faced by the full spectrum of Exchange members. Mr. Hess is running for re-election to the Board of Directors in the At-Large category because he feels he has been successful at balancing the spectrum of interests of the entire floor, equity and "off the floor" members, while ensuring that all constituents have a strong voice and are heard at the board level."

     Mr. Hess feels that the Exchange continues to face challenges and competition and the Exchange community needs to preserve its voice concerning far-reaching board decisions. He says, "The Exchange must continually be vigilant and continually anticipate and fulfill the needs of its members, equity holders and customers."

     "As we move forward with exciting new ventures that will expand horizons for all Exchange members, it is essential that we not lose sight of the importance of our core business."

--------------------------------------------------------------------------------
I, SCOTT HESS, AM THE BENEFICIAL OWNER OF 1 SHARE OF COMMON STOCK OF NYMEX HOLDINGS, INC. AND 1 CLASS A MEMBERSHIP IN NEW YORK MERCANTILE EXCHANGE, INC.

A PROXY STATEMENT CONTAINING IMPORTANT INFORMATION ABOUT THE ELECTION OF DIRECTORS OF NYMEX HOLDINGS, INC. AND OTHER MATTERS WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO THE STOCKHOLDERS OF NYMEX HOLDINGS PRIOR TO NYMEX HOLDINGS' ANNUAL MEETING OF STOCKHOLDERS SCHEDULED FOR MARCH 18, 2003. YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE. WHEN IT IS FILED WITH THE SEC, THE PROXY STATEMENT, AS WELL AS ALL OF NYMEX HOLDINGS' SEC FILINGS, CAN BE OBTAINED FREE OF CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV. COPIES MAY ALSO BE OBTAINED FREE OF CHARGE FROM THE OFFICE OF CORPORATE GOVERNANCE OF NYMEX HOLDINGS.

                                   SCOTT HESS

Dear Member:

Although I am running unopposed, I wanted to take this opportunity to thank you for the input, guidance, and feedback you have provided me over the past six years. My success as a board member and, this past year, as a member of the executive committee is directly related to the suggestions and advice you have offered.

I would like to thank you for your support and assure you that the relentless energy and dedicated commitment I put into my board service will not in any way be diminished over my next three years. If anything, I consider it a strong vote of confidence that I am running unopposed, and will work even harder to merit the faith you have shown in my efforts.

The next few years will prove critical to the futures of the Exchange. While I have always made a priority of spearheading operational committees that see to the day-to-day needs and comfort of our members, I would also like to commit to you that I will place an equal emphasis on key strategic projects that will propel us forward in our leadership role to the energy and metals industries.

For example, the chairman this year invited me to be part of a delegation he brought to China and to head up our Far East branding initiative, which will involve a number of key strategic alliances in this rapidly expanding area of growth. I will continue to take the lead on marketing and other outreach efforts that can contribute to the further growth of this institution. I am particularly enthusiastic about the potential for our new electricity contracts and honored to serve as chairman of that committee.

I am very proud of the accomplishments of this Exchange during my tenure on the board and feel that our future has never looked as promising as it does right now. I thank you with all of my heart for allowing me to represent your interests at this most opportune time in our history and commit to continue to be available on any issue, any time. I am available on the floor each day, or by e-mail at shess@nymerc.com.

Thank you,


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I, SCOTT HESS, AM THE BENEFICIAL OWNER OF 1 SHARE OF COMMON STOCK OF NYMEX
HOLDINGS, INC. AND 1 CLASS A MEMBERSHIP IN NEW YORK MERCANTILE EXCHANGE, INC.

A PROXY STATEMENT CONTAINING IMPORTANT INFORMATION ABOUT THE ELECTION OF DIRECTORS OF NYMEX HOLDINGS, INC. AND OTHER MATTERS WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO THE STOCKHOLDERS OF NYMEX HOLDINGS PRIOR TO NYMEX HOLDINGS' ANNUAL MEETING OF STOCKHOLDERS SCHEDULED FOR MARCH 18, 2003. YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE. WHEN IT IS FILED WITH THE SEC, THE PROXY STATEMENT, AS WELL AS ALL OF NYMEX HOLDINGS' SEC FILINGS, CAN BE OBTAINED FREE OF CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV. COPIES MAY ALSO BE OBTAINED FREE OF CHARGE FROM THE OFFICE OF CORPORATE GOVERNANCE OF NYMEX HOLDINGS.